N-CSR Item 12(b) - Exhibits: Certifications

                           SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.{section} 1350, the undersigned officers of CAPITAL ONE FUNDS ON BEHALF OF Capital One Capital Appreciation Fund, Capital One Cash Reserve Fund, Capital One Louisiana Municipal Income Fund, Capital One Mid Cap Equity Fund, Capital One Total Return Bond Fund, Capital One U.S. Government Income Fund, Capital One U.S. Treasury Money Market Fund (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended August 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: October 20, 2006

/s/ Charles L. Davis, Jr.
Charles L. Davis, Jr.
Title: President, Principal Executive Officer



Dated: October 20, 2006

/s/ Richard N. Paddock
Richard N. Paddock
Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.{section} 1350 and is not being filed as part of the Report or as a separate disclosure document.